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                                                                     Exhibit 3.2

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:28 PM 12/19/1995
                                                           950301218 - 2398062

                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           U.S.I. HOLDINGS CORPORATION

     U.S.I. HOLDINGS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), hereby certifies as follows:

     FIRST: The name of the Corporation is U.S.I. HOLDINGS CORPORATION (the "Corporation").

     SECOND: The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State was April 27, 1994. The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State on June 1, 1994.

     THIRD: This Amendment to Certificate of Incorporation amends Sections (A) and (B) of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation by (i) creating a class of nonvoting common stock, (ii) providing for certain conversion rights relating to the voting and nonvoting common stock, and (iii) incorporating certain other changes.

     FOURTH: Sections (A) and (B) of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read as follows.

     (A)  Authorization of Shares
          -----------------------

     The aggregate number of shares of capital stock which the Corporation has authority to issue, from time to time, is 100,000,000 shares, consisting of:

     40,000,000 shares of preferred stock, par value $.01 per share, (the "Preferred Stock");

     50,000,000 shares of voting common stock, par value $.01 per share (the "Common Stock");

     10,000,000 shares of nonvoting common stock, par value $.01 per share (the "Non-Voting Common Stock").

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     (B)  Common Stock and Non-Voting Common Stock
          ----------------------------------------

          (i)  Voting Rights.
               -------------

               (a) Except as otherwise provided in this Certificate of Incorporation or required by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

               (b) The holders of Non-Voting Common Stock shall not have any voting rights except as otherwise provided in this Certificate of Incorporation or required by applicable law, except that the holders of Non-Voting Common Stock shall be entitled to vote as a separate class on any amendment to this Section (B)(i)(b) and on any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of Non-Voting Common Stock in a manner different than the adverse effect on the powers, preferences or special rights of holders of Common Stock.

               (c) Except as set forth in Section (B)(i)(b), on any matter on which the holders of Common Stock and/or Non-Voting Common Stock are entitled to vote, holders of Common Stock and/or Non-Voting Common Stock shall vote together as a single class, with each such holder being entitled to one vote for each share of Common Stock and/or Non-Voting Common Stock, as the case may be, held by such holder.

          (ii) Conversion.
               ----------

               (a)  Conversion of Common Stock into Non-Voting Common Stock;
                    --------------------------------------------------------
Certain Definitions; Etc.
------------------------

                    (1) Upon compliance with the provisions of Section
(B)(ii)(c) below, any Regulated Stockholder (as defined below) shall be entitled to convert, at any time and from time to time, any and all shares of Common Stock held by such holder into the same number of shares of Non-Voting Common Stock.

                    (2) As used herein: (x) "Regulated Stockholder" means (i) any stockholder subject to restrictions on ownership of voting common stock by reason of the Bank Holding Company Act of 1956 or any other statute or regulation, so long as such stockholder shall hold, and only with respect to, any securities of any class or series of the Corporation entitled to vote ("Voting Securities") or shares issued upon conversion of such Voting Securities, (ii) any Affiliate (as hereinafter defined) of a Regulated Stockholder that is a transferee of any Voting Securities, so long as such Affiliate shall hold, and only with respect to, any Voting Securities or shares issued upon conversion of such securities and (iii) any individual, partnership, joint venture, corporation, association, trust, or any other entity or organization, including a

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government or political subdivision or any agency or instrumentality thereof
(collectively, a "Person") to which such Regulated Stockholder or any of its Affiliates has transferred any Voting Securities, so long as such transferee shall hold, and only with respect to, any Voting Securities transferred by such stockholder or Affiliates or any shares issued upon conversion of such securities but only if such Person (or any Affiliate of such Person) is subject to restrictions on ownership of voting common stock by reason of the Bank Holding Company Act of 1956 or any other statute or regulation; and (y) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; for the purpose of the foregoing definition, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                    (3) The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any Voting Securities or take any other action affecting the voting rights of such shares, if such action will increase the percentage of outstanding Voting Securities (including the Common Stock) owned or controlled by any Regulated Stockholder (other than the stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this Section (B)(ii)(a)), unless the Corporation gives written notice (the "First Notice") of such action to each such Regulated Stockholder. The Corporation will defer making any conversion, redemption, purchase or other acquisition or taking any such other action for a period of 30 days (the "Deferral Period") after giving the First Notice in order to allow each such Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of Common Stock, it shall notify the Corporation in writing within 20 days of the issuance of the First Notice, in which case the Corporation (i) shall promptly notify from time to time each other Regulated Stockholder holding shares of each proposed conversion and the proposed transactions, and (ii) effect the conversion requested by all Regulated Stockholders in response to the notices issued pursuant to this Section
(B)(ii)(a) at the end of the Deferral Period or as soon thereafter as is reasonably practicable. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the Corporation will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding Common Stock or Non-Voting Common Stock if such action will increase above 24.9% the percentage of outstanding capital stock owned or controlled by any Regulated Stockholder and its Affiliates (other than a stockholder which waives in writing its rights under this Section (B)(ii)(a)).

               (b)  Conversion of Non-Voting Common Stock into Common Stock;
                    -------------------------------------------------------
Certain Subdivisions and Combinations; Etc.
------------------------------------------

                    (1) Upon compliance with the provisions of Section
(B)(ii)(c) below, any holder of shares of Non-Voting Common Stock shall be entitled to convert, at any time and from time to time, any and all shares of Non-Voting Common Stock held by such

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holder into the same number of shares of Common Stock; provided, however, that
                                                       --------  -------
no holder of any shares of Non-Voting Common Stock shall be entitled to convert any such shares into shares of Common Stock, to the extent that, as a result of such conversion, such holder and its Affiliates, directly or indirectly, would own, control or have the power to vote a greater number of shares of Common Stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates.

                    (2) The Corporation shall not be required to record the conversion of, and no holder of shares shall be entitled to convert, shares of Non-Voting Common Stock into shares of Common Stock unless such conversion is permitted under applicable law; provided, however, that the Corporation shall be
                                --------  -------
entitled to rely without independent verification upon the representation of any holder that the conversion of shares by such holder is permitted under applicable law, and in no event shall the Corporation be liable to any such holder or any third party arising from any such conversion whether or not permitted by applicable law.

               (c) Manner of Effecting Conversion. To convert Common Stock or
                   ------------------------------
Non-Voting Common Stock into Non-Voting Common Stock or Common Stock, as the case may be, a holder must: (i) complete and sign a conversion notice on the back of the stock certificate or deliver written notice to the Corporation (or, if a Conversion Agent has been designated, to such agent); (ii) surrender the stock certificate to the officer or agent designated by the Corporation, in a written notice to such holder, as conversion agent (the "Conversion Agent"), or if no Conversion Agent is so designated, to the Corporation; (iii) if the shares are being issued in a name other than that of the holder, furnish appropriate endorsements and transfer documents if required by the registrar for the Corporation's stock or the Conversion Agent; and (iv) if the shares are being issued in a name outer than that of the holder, pay any transfer or similar tax if required by Section (B)(ii)(d) below. Except in the case of a conversion subject to Section (B)(ii)(a)(3) above, the date on which the holder of Common Stock or Non-Voting Common Stock, as the case may be, satisfies all of the foregoing requirements (i) through (iii) is the conversion date. In the case of a conversion subject to Section (B)(ii)(a)(3) above, the conversion shall be deemed effective upon expiration of the Deferral Period referred to therein, and, at such time, the person(s) in whose name(s) any certificate(s) evidencing the converted shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the converted shares. As soon as practicable, the Corporation shall deliver (through the Conversion Agent if so designated) a certificate or certificates for the number of shares of Common Stock or Non-Voting Common Stock, as the case may be, issuable upon the conversion, calculated in accordance with Section (B)(ii)(a) or (B)(ii)(b) above, as the case may be. The person(s) in whose name(s) the certificate or certificates are registered shall be treated as a stockholder or stockholders of record on and after the conversion date. If less than all the shares represented by the stock certificate are being converted, a new certificate representing the unconverted shares shall be promptly issued by the Corporation to the holder thereof.

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               (d) Transfer Taxes, Etc. If a holder converts shares of Common
                   -------------------
Stock or Non-Voting Common Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of Non-Voting Common Stock or Common Stock, as the case may be, upon such conversion, except that the holder shall pay any such tax which is due if and because the shares are issued in a name other than that of such holder.

               (e) Issuance of Shares. To the extent deemed necessary by the
                   ------------------
Corporation, the Corporation shall reserve out of its authorized but unissued Common Stock and Non-Voting Common Stock or its Common Stock held in treasury sufficient shares of Common Stock and Non-Voting Common Stock to permit the conversion of outstanding shares of Common Stock or Non-Voting Common Stock, as the case may be, pursuant to Section (B)(ii)(a) or (B)(ii)(b), respectively, above. All shares of Common Stock or Non-Voting Common Stock, as the case may be, issued upon such conversion shall be fully paid and non-assessable. The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of Common Stock or Non-Voting Common Stock upon such conversion.
Common Stock.

          (iii) Certain Adjustments. If the Corporation shall in any manner
                -------------------
subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock or Non-Voting Common Stock, the outstanding shares of the other class of common stock shall be proportionately subdivided or combined, as the case may be, and effective provision shall be made for the protection of all conversion rights hereunder. In case of (i) any reorganization, reclassification or change of shares of Common Stock or Non-Voting Common Stock (other than a change in par value, or from par value to no par value as a result of a subdivision or combination),
(ii) any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another entity (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock or Non-Voting Common Stock), or (iii) any sale, lease or other disposition to another entity (other than a wholly owned subsidiary of the Corporation) of all or substantially all of the assets of the Corporation, each holder of a share of Common Stock or Non-Voting Common Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share of Common Stock or Non-Voting Common Stock would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of shares of Common Stock or Non-Voting Common Stock, as the case may be, into which such shares of Common Stock or Non-Voting Common Stock might have been converted immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition. In the event of such a reorganization, reclassification, change, consolidation, merger, sale, lease, or other disposition, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Common Stock or Non-Voting Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of Common Stock or Non-

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Voting Common Stock into which such shares of Common Stock or Non-Voting Common
Stock might have been converted immediately prior to such event. The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any holder of shares of any class of common stock would be required to take (i) any voting securities, the voting provisions of which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, or (ii) any securities convertible into voting securities, the voting provisions of which, if such conversion took place, would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

          (iv) Dividends. Subject to any restrictions imposed by any series of
               ---------
outstanding Preferred Stock, the Board of Directors of the Corporation may cause dividends to be paid to holders of shares of Common Stock and Non-Voting Common Stock out of funds legally available for the payment of dividends. Any such dividend or distribution shall be payable on shares of Common Stock and Non-Voting Common Stock share and share alike; provided that any dividends payable with respect to the Common Stock or Non-Voting Common Stock in either Common Stock or Non-Voting Common Stock (or options, warrants or rights to acquire such stock, or securities convertible into or exchangeable for such stock) shall be payable with respect to the Common Stock or Non-Voting Common Stock only in shares of (or options, warrants or rights to acquire or securities convertible into or exchangeable for) stock of the same type upon which the dividend or distribution is being paid; provided further, that at any time when Preferred Stock of the Corporation is outstanding, cash dividends may be declared and paid on the Common Stock only by a resolution approved by all members of the Board of Directors then in office.

          (v) Liquidation. Upon any liquidation, dissolution or winding up of
              -----------
the Corporation, the holders of the Common Stock and Non-Voting Common Stock shall be entitled to participate ratably on a per-share basis in all distributions on shares of Common Stock and Non-Voting Common Stock of the Corporation in such liquidation, dissolution or winding up of the Corporation.

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     FIFTH: This Amendment to Certificate of Incorporation has been duly adopted by the Board of Directors and Shareholders of the Corporation in accordance with the provisions of Section 242 of the GCL.

     IN WITNESS WHEREOF, U.S.I. HOLDINGS CORPORATION has caused this certificate to be executed by BERNARD H. MIZEL and JOHN ADDEO, being the Chief Executive Officer and Secretary, respectively, of the Corporation this 18th day of December, 1995.


                                                   /s/ Bernard H. Mizel
                                                   -----------------------------
                                                   Chief Executive Officer


ATTEST:


/s/ John Addeo
--------------------------
Secretary

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